EXHIBIT 23.2
                          CONSENT OF ERNST & YOUNG LLP

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ERNST & YOUNG                   Ernst & Young LLP          Phone:  403-290-4100
                                Chartered Accountants      Fax:    403-290-4265
                                Ernst & Young Tower
                                1000 440 2 Avenue SW
                                Calgary AB Canada T2P 5E9






                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 21, 2000 in the Registration Statement (Form SB-2) and related Prospectus of E-Trend Networks, Inc. for the registration of 5,500,000 shares of its common stock.




                                                       /s/ ERNST & YOUNG LLP
Calgary, Alberta
September 24, 2001                                        Chartered Accountants